UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2018
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RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive Suite 200, San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)
(760) 260-8600
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2018, the Compensation Committee of the Board of Directors of Retrophin, Inc. (the “Company”) approved the following equity awards pursuant to the Company’s 2018 Equity Incentive Plan:

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 Stock option awards (the “Options”) to Stephen Aselage, Neil McFarlane, Laura Clague, William Rote, Ph.D. and Elizabeth Reed to purchase 147,000, 63,000, 48,000, 39,000 and 42,000 shares of the Company’s common stock, respectively, at an exercise price equal to $25.25 per share, the closing price of the Company’s common stock on the date of grant. One-quarter of the Options vest on the one year anniversary of the date of grant and the remaining three quarters vest in monthly installments over the subsequent three years.

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Restricted stock unit awards (the “RSUs”) to Stephen Aselage, Neil McFarlane, Laura Clague, William Rote, Ph.D. and Elizabeth Reed covering 24,500, 10,500, 10,000, 6,500 and 7,000 shares of the Company’s common stock, respectively. The RSUs vest annually over four years.

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Performance-based restricted stock unit awards (the “PRSUs”) to Stephen Aselage, Neil McFarlane, Laura Clague, William Rote, Ph.D. and Elizabeth Reed covering 24,500, 10,500, 8,000, 6,500 and 7,000 shares of the Company’s common stock, respectively. The PRSUs vest upon the later of (i) 12 months from the date of grant, and (ii) the achievement of specified clinical and regulatory milestones, provided that the grant will expire on May 10, 2022 to the extent the specified clinical and regulatory milestones are not achieved by such date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: May 14, 2018	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer